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                                                                  Exhibit (d)(3)

[MERRILL LYNCH LOGO]

World Financial Center
North Tower
New York, New York 10281-1305

(212) 449-8971 (Call Collect)

                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
                                       OF
                           NATIONAL PROCESSING, INC.
                                       AT
                              $9.50 NET PER SHARE
                                       BY
                           NATIONAL CITY CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
          TIME, ON MONDAY JULY 26, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                   June 28, 1999

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by National City Corporation, a Delaware corporation (the "Purchaser"), to act as Dealer Manager in connection with the Purchaser's offer to purchase all outstanding common shares, no par value (the "Shares"), of National Processing, Inc., an Ohio corporation (the "Company"), at a purchase price of $9.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 28, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer") enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates to National City Bank (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED PRIOR TO THE EXPIRATION DATE OF THE OFFER AND NOT PROPERLY WITHDRAWN A NUMBER OF SHARES WHICH REPRESENTS AT LEAST A MAJORITY OF THE SHARES THEN OUTSTANDING AND NOT OWNED, BENEFICIALLY OR OF RECORD, BY THE PURCHASER (OTHER THAN SHARES HELD BY AFFILIATES OF THE PURCHASER IN TRUST ACCOUNTS, MANAGED ACCOUNTS OR IN ANY SIMILAR MANNER AS TRUSTEE OR IN A FIDUCIARY CAPACITY, OR ACQUIRED IN SATISFACTION OF DEBTS PREVIOUSLY CONTRACTED). THE OFFER IS ALSO SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO PURCHASE. THE OFFER IS NOT CONDITIONED UPON THE PURCHASER'S OBTAINING FINANCING. SEE THE INTRODUCTION AND SECTIONS 1, 13 AND 14 OF THE OFFER TO PURCHASE.

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.
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     For your information and for forwarding to your clients for whom you hold
Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

          1. The Offer to Purchase, dated June 28, 1999.

          2. The Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares. Facsimile copies of the Letter of Transmittal (with manual signatures) may be used to tender Shares.

          3. The Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer to Purchase can be completed on a timely basis.

          4. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name, with space provided for obtaining such clients' instructions with regard to the Offer.

           5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

           6. A return envelope addressed to the Depositary.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and will pay for all Shares validly tendered prior to the Expiration Date and not theretofore withdrawn in accordance with Section 4 of the Offer to Purchase promptly after the later to occur of (a) the Expiration Date and (b) the satisfaction or waiver of the conditions set forth in Section 13 of the Offer to Purchase related to regulatory matters. Subject to compliance with Rule 14e-1(c) under the Exchange Act, the Purchaser expressly reserves the right to delay payment for Shares in order to comply in whole or in part with any applicable law. See Sections 1 and 14 of the Offer to Purchase. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) Share Certificates or timely confirmation of a book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with all required signatures guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase) and (iii) any other documents required by the Letter of Transmittal.

     The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager, the Information Agent and the Depositary as described in Section 15 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

     The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY JULY 26, 1999, UNLESS THE OFFER IS EXTENDED.

     In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) or other required documents should be sent to the Depositary and (ii) Share Certificates representing the tendered Shares

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on a timely Book-Entry Confirmation (as defined in the Offer to Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Offer to Purchase.

     If holders of Shares wish to tender, but it is impracticable for them to forward their Share Certificates or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender must be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer to Purchase.

     Any inquiries you may have with respect to the Offer should be addressed to Corporate Investor Communications, Inc., the Information Agent, or Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager, at their respective addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

     Additional copies of the enclosed materials may be obtained by calling the Information Agent toll-free at (888) 976-2663 or from brokers, dealers, commercial banks or trust companies.

                                       Very truly yours,

                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE PURCHASER, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT, THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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